UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 5, 2011 (July 1, 2011)

Competitive Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8696	36-2664428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1375 Kings Highway East, Fairfield, Connecticut	06824
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:	(203) 368-6044

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On July 1, 2011, Competitive Technologies, Inc. (“CTTC”) announced that the American Medical Association’s Editorial Panel for Current Procedural Terminology (CPT) has established a new Category III CPT® code to report procedures, such as treatment of chemotherapy-induced peripheral neuropathy (CIPN), involving CTTC's Calmare® pain therapy medical device, which features Scrambler Therapy™ technology.  The new CPT code is as follows:

0278T

Transcutaneous electrical modulation pain reprocessing (e.g, scrambler therapy), each treatment session (includes placement of electrodes).

The Calmare device has successfully treated CIPN and other neuropathic cancer pain in thousands of patients without any of the adverse side effects typically associated with the powerful opioid pain medications that are often used to treat pain in cancer patients. Calmare treatments have been especially effective in treating CIPN which is often resistant to drug therapies.

On July 1, 2011, CTTC issued the press release attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

The following exhibits are attached hereto and hereby incorporated by this reference into this Current Report on Form 8-K:

No.	Description
99.1	Press Release Issued by Competitive Technologies, Inc. Dated July 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPETITIVE TECHNOLOGIES, INC.

(Registrant)

Dated: July 5, 2011

By:  \s\ Johnnie D. Johnson

Johnnie D. Johnson

Chief Executive Officer